UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 22, 2017, the Board of Directors of AAON, Inc. (the "Company"), promoted Mikel D. Crews to the position of Vice President of Operations of AAON, Inc.

Mr. Crews has served as AAON’s Director of Material and Operations since 2015, and prior to that served as Manager of Operations since 1991. Mr. Crews has served AAON in various operational, production and inventory management roles since the Company’s inception and he has extensive knowledge and experience with all aspects of AAON’s operations, production and inventory processes.

Mr. Crews will be eligible to participate in all elements of the Company's executive compensation package.

Mr. Crews does not have any family relationships with any of the Company's directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

A copy of the Company's press release reporting this change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated February 28, 2017 announcing promotion of Mikel Crews as Vice President of Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	February 28, 2017	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary